ATTACHMENT FOR CURRENT FILING OF N-SAR SUB-ITEM 77I

The following new portfolios were added to JHF II.

1.	Retirement Distribution Portfolio

2.	Retirement Rising Distribution Portfolio

RETIREMENT DISTRIBUTION PORTFOLIO

GOAL AND STRATEGY

The Fund seeks to provide a stated, targeted (non-guaranteed) quarterly distribution. As a secondary objective the Fund seeks capital appreciation. This investment objective is nonfundamental, which means that it can be changed by the Board of Trustees of the Fund without shareholder approval.

The Fund is designed for investors seeking an attractive level of distributions and the potential for modest capital appreciation over the long term.

The initial targeted annual distribution rate is $0.60 per share. This distribution rate is not guaranteed and may be decreased or increased in the future. Possible reasons for changing the annual distribution rate include, but are not limited to, changes in market returns (both positive and negative) and the reinvestment of Excess Distributions as described under “Excess Distributions and Reduction of Target Distributions Per Share” below. The prospectus will be supplemented when the distribution rate is changed. The current distribution rate is available at jhfunds.com.

The Fund may not have sufficient income from dividends, interest and distributable capital gains to pay the targeted distribution rate. Therefore, the Fund’s policy of paying consistent distributions may result in a return of capital to shareholders (i.e., a shareholder would receive a portion of his or her investment back in the form of distributions). For further information on return of capital, see “Distributions and Account Policies - Return of Capital.” The Fund’s payout ratio (the distribution rate divided by the Fund’s net asset value (“NAV”) per share) will change each time the NAV of the Fund changes (which is usually daily). For example, the initial payout ratio will be 6% assuming the initial NAV is $10 per share ($0.60 divided by $10). However, if the NAV increases to $10.50 per share, then the payout ratio decreases to 5.71% ($0.60 divided by $10.50) . If the NAV decreases to $9.50 per share, then the payout ratio increases to 6.32% ($0.60 divided by $9.50) . Since the payout ratio varies daily, see “Your Account – How to Calculate Your Initial Investment” below to determine the number of shares you should purchase in order to receive a specific distribution amount. The distribution rate is not guaranteed and may be decreased or increased in the future.

You should avoid purchasing Fund shares shortly before the Fund makes a distribution because doing so can increase your taxes. This is known as “buying a dividend.” For example, on

December 15th, you invest $5,000, buying 500 shares at $10 per share. If the Fund pays a distribution of $1 per share on December 16th, its share price will drop to $9 (not counting market change). While you would still have $5,000 (500 shares x $9 = $4,500 plus $500 in distributions ($500 shares x $1 = $500), you owe tax on the $500 distribution, even if you reinvest the distribution in additional shares.

Although the Fund seeks capital appreciation as a secondary objective, the Fund is not designed for significant wealth accumulation and is primarily intended to provide for distribution of assets over the long-term.

The Fund may close to new investors and to additional investment by existing shareholders if the Fund determines that such further investment will result in the Fund being less likely to meet its investment objective.

The Fund is a “fund of funds” that invests in a number of Underlying Funds as well as directly in securities and in certain derivative instruments. The subadviser to the Fund, MFC Global Investment Management (U.S.A.) Limited (“MFC Global (U.S.A.)”), allocates the assets of the Fund among the Underlying Funds and other investments according to an asset allocation strategy that seeks to achieve the Fund’s investment objective.

Underlying Funds

The Underlying Funds in which the Fund invests will change over time in response to changes in the value of the Fund.

The Underlying Funds as a group hold a wide range of equity type securities in their portfolios. These include small-, mid- and large-capitalization stocks, domestic and foreign securities (including emerging market securities) and sector holdings such as utilities and science and technology stocks. Each of the Underlying Funds has its own investment strategy that, for example, may focus on growth stocks or value stocks or may employ a strategy combining growth and income stocks and/or may invest in derivatives such as options on securities and futures contracts. Certain of the Underlying Funds in which the Fund invests focus their investment strategy on fixed income securities, which may include investment grade and below investment grade debt securities with maturities that range from short to longer term. The underlying fixed income funds collectively hold various types of debt instruments such as corporate bonds and mortgage backed, government issued, domestic and international securities. See “Information about the Underlying Funds” for a brief description of the goal and strategy of the Underlying Funds and information about the risks of investing in Underlying Funds.

The Fund may invest in Underlying Funds not described in this section including Affiliated Underlying Funds that are not funds of JHF II and Nonaffiliated Underlying Funds including ETFs.

Other Permitted Investments The Fund may also directly:

  Purchase U.S. government securities and short-term paper.
  Purchase shares of other registered open-end investment companies (and registered unit investment trusts) within the same “group of investment companies” as that term is defined in Section 12 of the 1940 Act.
  Purchase shares of other registered open-end investment companies (and registered unit investment trusts) where the adviser is not the same as, or affiliated with, the adviser to the Fund, including exchange traded funds (“ETFs”).
  Purchase domestic and foreign equity and fixed-income securities.
  Invest in equity securities, which may include common and preferred stocks of large-, medium- and small-capitalization companies in both developed (including the U.S.) and emerging markets.
  Invest in fixed-income securities, which may include debt securities of governments throughout the world (including the U.S.), their agencies and instrumentalities, debt securities of corporations and supranationals, inflation protected securities, convertible bonds, mortgaged-backed securities, asset-backed securities and collateralized debt securities.
  Investments in fixed-income securities may include securities of issuers in both developed(including the U.S.) and emerging markets and may include fixed-income securities ratedbelow investment grade.
  Purchase securities of registered closed-end investment companies that are part of the same “group of investment companies” as that term is defined in Section 12 of the 1940 Act.
  Invest up to 15% of its net assets in illiquid securities of such entities as limited partnerships and other pooled investment vehicles such as hedge funds.
  Make short sales of securities (borrow and sell securities not owned by the Fund), either to realize appreciation when a security that it do not own declines in value or as a hedge against potential declines in the value of a security of the Fund.
  Invest in publicly traded partnerships, including publicly traded partnerships that invest principally in commodities or commodities-linked derivatives.

The Fund may use various investment strategies referred to under “Hedging and Other Strategic Transactions” in the prospectus and the Fund’s Statement of Additional Information (“SAI”) such as hedging and other related transactions. For example, the Fund may use derivative instruments (such as options, futures and swaps) for hedging purposes, including hedging various market risks and managing the effective maturity or duration of debt instruments held by the Fund. In addition, these strategies may be used to gain exposure to a particular securities market. The Fund also may purchase and sell commodities and may enter into swap contracts and other commodity-linked derivative instruments including those linked to physical commodities. Please refer to “Hedging and Other Strategic Transactions” in both the prospectus (under “Information about the Underlying Funds”) and the SAI.

Temporary Defensive Investing

The Fund may invest up to 100% of its assets in cash or money market instruments for the purpose of:

  meeting redemption requests,
  making other anticipated cash payments, or

  protecting theund in the event the subadviser determines that market or economic conditions warrant a defensive posture.

To the extent the Fund is in a defensive position, its ability to achieve its investment objective will be limited.

Management of the Fund

Subject to the limitations described above, the Fund may at any time invest any percentage of its assets in any of the different investments described above. The subadviser may from time to time adjust the percentage of assets invested in any specific investment held by the Fund. Such adjustments may be made, for example, to increase or decrease the Fund’s holdings of a particular asset class, to adjust portfolio quality or the duration of fixed income securities or to increase or reduce the percent of the Fund’s assets subject to the management of a particular Underlying Fund. In addition, changes may be made to reflect fundamental changes in the investment environment.

RETIREMENT RISING DISTRIBUTION PORTFOLIO

GOAL AND STRATEGY

The Fund seeks to provide a stated, targeted (non-guaranteed) quarterly distribution. As a secondary objective the Fund seeks capital appreciation. This investment objective is nonfundamental which means that it can be changed by the Board of Trustees of the Fund without shareholder approval.

The Fund is designed for investors seeking a modest level of distributions that have the potential to increase with inflation and the potential for modest capital appreciation over the long term.

The initial targeted annual distribution rate is $0.40 per share. The Fund intends to increase the distribution rate annually by the rate of inflation (“Rate of Inflation”) as measured by the average annual change in the Consumer Price Index (All Urban Consumers) over the prior three year period ended on December 31 of each year. For example, if the Rate of Inflation is 3%, then the annual distribution rate will be increased 3% from $0.40 per share to $0.412 per share. The annual increase in the distribution rate will be reflected in the first quarterly distribution each year.

This distribution rate, including the annual increase by the Rate of Inflation, is not guaranteed and may be decreased or increased in the future. Possible reasons for changing the annual distribution rate include, but are not limited to, changes in market returns (both positive and negative) and the reinvestment of Excess Distributions as described under “Excess Distributions and Reduction of Target Distributions Per Share” below. The prospectus will be supplemented when the distribution rate is changed. The current distribution rate is available at jhfunds.com. The Fund may not have sufficient income from dividends, interest and capital gains to pay the targeted distribution rate. Therefore, the Fund’s policy of paying consistent distributions may result in a return of capital to shareholders (i.e., a shareholder would receive a portion of his or her investment back in the form of distributions). For further information on return of capital, see “Distributions and Account Policies - Return of Capital.” The Fund’s payout ratio (the distribution rate divided by the Fund’s net asset value (“NAV”) per share) will change each time the NAV of the Fund changes (which is usually daily). For example, the initial payout ratio will be 4% assuming the initial NAV is $10 per share ($0.40 divided by $10). However, if the NAV increases to $10.50 per share, then the payout ratio decreases to 3.81% ($0.40 divided by $10.50) . If the NAV decreases to $9.50 per share, then the payout ratio increases to 4.21% ($0.40 divided by $9.50) . Since the payout ratio varies daily, see “Your Account – How to Calculate Your Initial Investment” below to determine the number of shares you should purchase in order to receive a specific distribution amount. The distribution rate is not guaranteed and may be decreased or increased in the future.

You should avoid purchasing Fund shares shortly before the Fund makes a distribution because doing so can increase your taxes. This is known as “buying a dividend.” For example, on December 15th, you invest $5,000, buying 500 shares at $10 per share. If the Fund pays a distribution of $1 per share on December 16th, its share price will drop to $9 (not counting market change). While you would still have $5,000 (500 shares x $9 = $4,500 plus $500 in distributions ($500 shares x $1 = $500), you owe tax on the $500 distribution, even if you reinvest the distribution in additional shares.

Although the Fund seeks capital appreciation as a secondary objective, the Fund is not designed for significant wealth accumulation and is primarily intended to provide for distribution of assets over the long-term.

The Fund may close to new investors and to additional investment by existing shareholders if the Fund determines that such further investment will result in the Fund being less likely to meet its investment objective.

The Fund is a “fund of funds” that invests in a number of Underlying Funds as well as directly in securities and in certain derivative instruments. The subadviser to the Fund, MFC Global Investment Management (U.S.A.) Limited (“MFC Global (U.S.A.)”), allocates the assets of the Fund among the Underlying Funds and other investments according to an asset allocation strategy that seeks to achieve the Fund’s investment objective.

Underlying Funds

The Underlying Funds in which the Fund invests will change over time in response to changes in the value of the Fund.

The Underlying Funds as a group hold a wide range of equity type securities in their portfolios. These include small-, mid- and large-capitalization stocks, domestic and foreign securities (including emerging market securities) and sector holdings such as utilities and science and technology stocks. Each of the Underlying Funds has its own investment strategy that, for example, may focus on growth stocks or value stocks or may employ a strategy combining growth and income stocks and/or may invest in derivatives such as options on securities and futures contracts. Certain of the Underlying Funds in which the Fund invests focus their investment strategy on fixed income securities, which may include investment grade and below investment grade debt securities with maturities that range from short to longer term. The underlying fixed income funds collectively hold various types of debt instruments such as corporate bonds and mortgage backed, government issued, domestic and international securities. See “Information about the Underlying Funds” for a brief description of the goal and strategy of the Underlying Funds and information about the risks of investing in Underlying Funds.

See “Information about the Underlying Funds” for a brief description of the goal and strategy of the Underlying Funds and information about the risks of investing in Underlying Funds. The Fund may invest in Underlying Funds that are not funds of JHF II and Nonaffiliated Underlying Funds including ETFs.

Other Permitted Investments The Fund may also directly:

  Purchase U.S. government securities and short-term paper.
  Purchase shares of other registered open-end investment companies (and registered unit investment trusts) within the same “group of investment companies” as that term is defined in Section 12 of the 1940 Act.
  Purchase shares of other registered open-end investment companies (and registered unit investment trusts) where the adviser is not the same as, or affiliated with, the adviser to the Fund, including exchange traded funds (“ETFs”).
  Purchase domestic and foreign equity and fixed-income securities.
  Invest in equity securities, which may include common and preferred stocks of large-, medium- and small-capitalization companies in both developed (including the U.S.) and emerging markets.
  Invest in fixed-income securities, which may include debt securities of governments throughout the world (including the U.S.), their agencies and instrumentalities, debt securities of corporations and supranationals, inflation protected securities, convertible bonds, mortgaged-backed securities, asset-backed securities and collateralized debt securities.
  Investments in fixed-income securities may include securities of issuers in both developed(including the U.S.) and emerging markets and may include fixed-income securities ratedbelow investment grade.
  Purchase securities of registered closed-end investment companies that are part of the same “group of investment companies” as that term is defined in Section 12 of the 1940 Act.
  Invest up to 15% of its net assets in illiquid securities of such entities as limited partnerships and other pooled investment vehicles such as hedge funds.
  Make short sales of securities (borrow and sell securities not owned by the Fund), either to realize appreciation when a security that it do not own declines in value or as a hedge against potential declines in the value of a security of the Fund.
  Invest in publicly traded partnerships, including publicly traded partnerships that invest principally in commodities or commodities-linked derivatives.

The Fund may use various investment strategies referred to under “Hedging and Other Strategic Transactions” in the prospectus and the Fund’s Statement of Additional Information (“SAI”) such as hedging and other related transactions. For example, the Fund may use derivative instruments (such as options, futures and swaps) for hedging purposes, including hedging various market risks and managing the effective maturity or duration of debt instruments held by the Fund. In addition, these strategies may be used to gain exposure to a particular securities market. The Fund also may purchase and sell commodities and may enter into swap contracts and other commodity-linked derivative instruments including those linked to physical commodities. Please refer to “Hedging and Other Strategic Transactions” in both the prospectus (under “Information about the Underlying Funds”) and the SAI.

Temporary Defensive Investing

The Fund may invest up to 100% of its assets in cash or money market instruments for the purpose of:

  meeting redemption requests,
  making other anticipated cash payments, or
  protecting the Fund in the event the subadviser determines that market or economic conditions warrant a defensive posture.

To the extent the Fund is in a defensive position, its ability to achieve its investment objective will be limited.

Management of the Fund

Subject to the limitations described above, the Fund may at any time invest any percentage of its assets in any of the different investments described above. The subadviser may from time to time adjust the percentage of assets invested in any specific investment held by the Fund. Such adjustments may be made, for example, to increase or decrease the Fund’s holdings of a particular asset class, to adjust portfolio quality or the duration of fixed income securities or to increase or reduce the percent of the Fund’s assets subject to the management of a particular Underlying Fund. In addition, changes may be made to reflect fundamental changes in the investment environment.

The fundamental investment restrictions have been amended and restated relating to Concentration.

Lifestyle Aggressive Portfolio Lifestyle Growth Portfolio Lifestyle Balanced Portfolio Lifestyle Conservative Portfolio Lifestyle Moderate Portfolio

Each Fund may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

The fundamental investment restrictions have been amended and restated relating to Borrowing.

Lifestyle Aggressive Portfolio Lifestyle Growth Portfolio Lifestyle Balanced Portfolio Lifestyle Conservative Portfolio Lifestyle Moderate Portfolio

Each Fund may not borrow money, except as permitted under the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

The fundamental investment restrictions have been amended and restated relating to Underwriting.

Lifestyle Aggressive Portfolio Lifestyle Growth Portfolio Lifestyle Balanced Portfolio Lifestyle Conservative Portfolio Lifestyle Moderate Portfolio

Each Fund may not engage in the business of underwriting securities issued by others, except to the extent that a Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities.

The fundamental investment restrictions have been amended and restated relating to Real Estate.

Lifestyle Aggressive Portfolio Lifestyle Growth Portfolio Lifestyle Balanced Portfolio Lifestyle Conservative Portfolio

Lifestyle Moderate Portfolio

Each Fund may not purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that each Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund’s ownership of securities.

The fundamental investment restrictions have been amended and restated relating to Commodities.

Lifestyle Aggressive Portfolio Lifestyle Growth Portfolio Lifestyle Balanced Portfolio Lifestyle Conservative Portfolio Lifestyle Moderate Portfolio

Each Fund may not purchase or sell commodities, except as permitted under the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

The fundamental investment restrictions have been amended and restated relating to Loans.

Lifestyle Aggressive Portfolio Lifestyle Growth Portfolio Lifestyle Balanced Portfolio Lifestyle Conservative Portfolio Lifestyle Moderate Portfolio

Each Fund may not make loans except as permitted under the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

The fundamental investment restrictions have been amended and restated relating to Senior Securities.

Lifestyle Aggressive Portfolio Lifestyle Growth Portfolio Lifestyle Balanced Portfolio Lifestyle Conservative Portfolio Lifestyle Moderate Portfolio

Each Fund may not issue senior securities, except as permitted under the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.